EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made this 15th day of October, 1997, by and among FiveCom, Inc., a Massachusetts corporation with its principal place of business in Waltham, Massachusetts (hereinafter referred to as the "Company"), MaineCom Services, a Maine corporation with its principal place of business in Augusta, Maine (hereinafter referred to as "MaineCom"), and Victor Colantonio of Newton, Massachusetts (hereinafter referred to as the "Executive").

         WHEREAS, the Company recognizes that the Executive is a valued employee because of his knowledge of the Company's affairs and his experience and leadership capabilities, and desires to encourage his continued employment with the Company to assure itself of the continuing advantage of that knowledge, experience and leadership for the benefit of customers and shareholders, particularly during a period of transition in various aspects of the Company's business and in the event of a Change of Control; and

         WHEREAS, the Executive desires to serve in the employ of the Company on a full-time basis for the period provided in this Employment Agreement (hereinafter referred to as the "Agreement") on the terms and conditions hereinafter set forth; and

         WHEREAS, the Company and the Executive wish to set forth the terms and conditions under which such employment will occur.

         NOW, THEREFORE, in consideration of the continued offer of employment by the Company and the continued acceptance of employment by the Executive, and the mutual promises and covenants contained herein, the Company and the Executive hereby agree as follows:

         1.       Term of Agreement.

         a. Term. The term of this Agreement shall begin on October 15, 1997 (hereinafter referred to as the "Effective Date") and shall expire on October 14, 2000; provided, however, that on October 15, 2000 and each succeeding October 15 thereafter, the term of this Agreement shall automatically extend one year unless not later than the immediately preceding April 1 either the Company or the Executive shall have given written notice that such party does not wish to extend the term of the Agreement; and provided further, that if a Change of Control occurs during the term of this Agreement or any extension thereof, this Agreement shall be automatically extended and shall thereafter expire 36 calendar months after the date of said Change of Control.

         b. Expiration. Notwithstanding anything to the contrary in this Section 1, except as to vested benefits, this Agreement and all obligations hereunder shall terminate on the earliest to occur of (i) the date of the Executive's death, (ii) thirty (30) days after the Company gives notice to the Executive that the Company is terminating the Executive's employment for reason of Total Disability or Cause; or (iii) the applicable term of the Agreement as specified in Section 1.a above.

         2. Definitions. The following terms shall have the meanings set forth below:

         "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the Company.

         "Board" means the Board of Directors of the Company.

         "Cause" means any of the following events or occurrences:

         (i) Any act of material dishonesty taken by, or committed at the direction of, the Executive.

         (ii) Any illegal or unethical conduct which would impair the Executive's ability to perform his duties under this Agreement or would impair the business reputation of the Company.

         (iii)    Conviction of a felony.

         (iv) The continued failure of the Executive to perform his responsibilities and duties under this Agreement in a satisfactory manner, after demand for performance has been delivered in writing to the Executive specifying the manner in which the Company believes that the Executive is not performing.

         "Change of Control" with respect to MaineCom, the Company, or FiveCom LLC, a majority-owned affiliate of the Company, means the occurrence of any of the following events:

         (i) Any corporation, partnership, limited liability company or any other form of entity, whether business or governmental, or any person (other than Central Maine Power Company or any Affiliate or any trustee or other fiduciary holding securities under an employee benefit plan of Central Maine Power Company or any Affiliate), is or becomes the beneficial owner, as described in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, directly or indirectly, of stock of MaineCom, the

                  Company or FiveCom LLC, as applicable, representing fifty percent (50%) or more of the combined voting power of the then outstanding stock eligible to vote of MaineCom, the Company or FiveCom LLC, as applicable.

         (ii) The stockholders of MaineCom, the Company or FiveCom LLC, as applicable, approve a merger, sale of interest or consolidation of MaineCom, the Company or FiveCom LLC, as applicable, with or to any other entity or person, other than a sale of interest, merger or consolidation which would result in the voting stock of MaineCom, the Company or FiveCom LLC, as applicable, outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the outstanding voting stock of MaineCom, the Company or FiveCom LLC, as applicable, or such surviving entity immediately after such sale of interest, merger or consolidation provided, that a merger or consolidation effected to implement a recapitalization (or similar transaction) in which no entity or person (as hereinabove defined) acquires more than fifty percent (50%) of the combined voting power of the outstanding voting stock of MaineCom, the Company or FiveCom LLC, as applicable, shall not constitute a Change of Control thereof.

         (iii) The stockholders of MaineCom, the Company or FiveCom LLC, as applicable, approve a plan of complete liquidation of MaineCom, the Company or FiveCom LLC, as applicable, or an agreement for the sale, lease, exchange or other disposition of all or substantially all of its assets (or any transaction having a similar effect).

         "Constructive Discharge" means, so long as no Change of Control has occurred, any reduction in the Executive's annual base salary in effect as of the Effective Date of this Agreement, and also means, on or after a Change of
Control:

         (i) any reduction in the Executive's annual base salary in effect as of the Effective Date of this Agreement, or as the same may be increased from time to time;

         (ii) a substantial reduction in the nature or scope of the Executive's responsibilities, duties or authority from those described in Section 3.c of this Agreement;

         (iii) a material adverse change in the Executive's title or position; or

         (iv) relocation of the Executive's place of employment from the Company's principal executive offices to a place more than twenty-five (25) miles from Waltham, Massachusetts with the Executive's consent.

         "Severance Benefits" means the benefits set forth in Section 5.a or 5.c of this Agreement.

         "Total Disability" means the complete and permanent inability of the Executive to perform all of his duties under this Agreement on a full-time basis for a period of at least six (6) consecutive months, as determined upon the basis of such evidence, which may include independent medical reports and data.

         3.       Employment.

         a. Position. The Company hereby agrees to continue its employment of the Executive in the capacity of President, and the Executive hereby agrees to remain in the employ of the Company for the period beginning on the Effective Date and ending on the date on which the Executive's employment is terminated in accordance with this Agreement (the "Employment Period"). This Agreement shall not restrict in any way the right of the Company to terminate the Executive's employment at whatever time and for whatever reason it deems appropriate, nor shall it limit the right of the Executive to terminate employment at any time for whatever reason he deems appropriate.

         b. Performance. The Executive agrees that during the Employment Period he shall devote substantially all his business attention and time to the business and affairs of the Company, and use his best efforts to perform faithfully and efficiently the duties and responsibilities of the Executive under this Agreement. It is expressly understood that (i) the Executive may devote a reasonable amount of time to such industry associations and charitable and civic endeavors as shall not materially interfere with the services that the Executive is required to render under this Agreement, and (ii) the Executive may service as a member of one or more boards of directors of companies that are not affiliated with the Company and do not compete with the Company or any of its Affiliates so long as such membership does not materially interfere with the Executive's duties hereunder.

         c. Job Duties. The following listing of job duties shall represent the Executive's primary responsibilities. Such responsibilities may be expanded and, so long as no Change of Control has occurred, may be decreased as the business needs of the Company require. The Executive's primary job responsibilities shall include but not be limited to, development of the Company's business including but not limited to opening new markets, public image, sales, marketing and customer relations. The Executive's duties do not include the duties of Chief Executive Officer of the Company.

         4.       Compensation and Benefits.

         a. During the Employment Period, the Executive shall be compensated as follows:

         (i) Salary. The Executive shall receive an annual base salary, the amount of which shall be reviewed regularly and determined from time to time, but which shall not be less than $150,000.00. His salary shall be payable in accordance with Company payroll practices.

         (ii) Participation in Executive Plans. He shall be entitled to participate in any and all plans and programs maintained by the Company from time to time to provide benefits for its executives, including without limitation any short-term or long-term incentive plan or program, in accordance with the terms and conditions of any such plan or program or the administrative guidelines relating thereto, as may be amended from time to time; provided, however, that nothing contained in this part (ii) shall limit the authority and discretion of the Board to make the determinations and decisions required or permitted by any such plan or program.

         (iii) Participation in Salaried Employee Plans. The Executive shall be entitled to participate in any and all plans and programs maintained by the Company from time to time to provide benefits for its salaried employees generally, including without limitation any savings and investment, stock purchase or group medical, dental, life, accident or disability insurance plan or program, subject to all eligibility requirements of general applicability, to the extent that executives are not excluded from participation therein under the terms thereof or under the terms of any executive plan or program or any approval or adoption thereof; provided, however, that during the term of this Agreement, medical insurance coverage in an amount no less than that provided as of the Effective Date hereof shall be provided to the Executive.

         (iv) Other Fringe Benefits. The Executive shall be entitled to all fringe benefits generally provided by the Company at any time to its full-time salaried employees, including without limitation three weeks annual paid vacation, holidays and sick leave but excluding severance pay, in accordance with generally applicable Company policies with respect to such benefits. The Executive shall be entitled to the use of a Company vehicle on substantially the same in terms and conditions as are in effect on the Effective Date of this Agreement.

         (v) In recognition of the Executive's ownership of shares of the common stock of the Company and shares of a membership interest in FiveCom LLC, MaineCom agrees that if warrants for the purchase of 5,875 shares of a membership interest issue or to be issued by FiveCom LLC to Central Maine Power Company, a Maine corporation which holds 100 percent of the common stock of MaineCom, are exercised, and if the Executive does not voluntarily terminate employment with the Company prior to October 14, 2000, MaineCom shall, at the time of such exercise, transfer to the Executive such number of shares of the Company's Series A Preferred Stock as shall return his beneficial interest in FiveCom LLC to the level that existed immediately prior to such exercise, excluding any other issuances of equity or equity rights by FiveCom LLC at any time on or after the Executive Date of this Agreement. If the Executive acquires any additional equity interest or equity rights in the Company or FiveCom LLC on or after the Effective Date hereof, such additional interest or rights shall not be protected or otherwise taken into account under the foregoing provision.

         b. Withholding. All compensation payable under this Section 4 shall be subject to normal payroll deductions for withholding income taxes, social security taxes and the like.

         5.       Severance Benefits.

         a. Change of Control. If, on or after a Change of Control, the Executive's employment with the Company is terminated during the Employment Period by the Company and/or any successor for any reason other than death, Total Disability or Cause, or by the Executive within twelve (12) calendar months of a Constructive Discharge, Severance Benefits shall be provided as follows:

         (i) The Company and MaineCom shall pay the Executive, in one lump sum cash payment, within sixty (60) days following the date of termination of employment as defined in Section 6 below, an amount equal to 2.99 times the Executive's then-current base salary.

         (ii) The Company and MaineCom shall provide the Executive with so-called COBRA medical continuation coverage paid by the Company for a period up to eighteen (18) months, or until the Executive obtains coverage under another group medical plan with another employer, whichever occurs first.

         (iii) The Company and MaineCom shall pay a fee to an independent outplacement firm selected by the Executive for outplacement services in an amount equal to the actual fee for such services up to a total of $10,000.

         (iv)     The obligations of the Company and MaineCom under parts (i),
                  (ii) and (iii) of this Section 5.a shall be joint and several.

         b.       Parachute Provision.  Notwithstanding the provisions of
Section 5.a hereof, if, in the opinion of tax counsel selected by the Company's independent auditors,

         (i) the Severance Benefits set forth in said Section 5.a and any payments or benefits otherwise payable to the Executive would constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code") (said Severance Benefits and other payments or benefits being hereinafter collectively referred to as "Total Payments"), and

         (ii)     the aggregate present value of the Total Payments would exceed
                  2.99 times the Executive's base amount, as defined in Section 280G(b)(3) of the Code,

then, such portion of the Severance Benefits described in Section 5.a hereof as, in the opinion of said tax counsel, constitute "parachute payments" shall be reduced as directed by tax counsel so that the aggregate present value of the Total Payments is equal to 2.99 times the Executive's base amount. The tax counsel selected pursuant to this Section 5.b may consult with tax counsel for the Executive, but shall have complete, sole and final discretion to determine which Severance Benefits shall be reduced and the amounts of the required reductions. For purposes of this Section 5.b, the Executive's base amount and the value of the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of Section 280G of the Code and based upon the advice of tax counsel selected thereby.

         c. No Change of Control. If no Change of Control has occurred, and the Executive's employment with the Company is terminated during the Employment Period either (i) by the Company for any reason other than death, Total Disability or Cause, or (ii) by the Executive within six (6) calendar months of a Constructive Discharge, the Company shall pay the Executive, in one lump sum payment within sixty (60) days following the date of termination of employment as defined in Section 6 below, an amount equal to one (1) times the Executive's annual base salary in effect on the date immediately preceding the date of termination, or preceding the date of a Constructive Discharge attributable to a base salary reduction if applicable.

         6. Date of Termination. For purposes of this Agreement, the date of termination of the Executive's employment shall be the date notice is given to the Executive by the Company and/or any successor or, in the case of a Constructive Discharge, the date set forth in a written notice given to the Company or any successor by the Executive, provided that the Executive gives such notice within twelve (12) calendar months of the Constructive Discharge in the case of a Change of Control, and within six (6) calendar months of the Constructive Discharge in other cases, and specifies therein the event constituting the Constructive Discharge.

         7.       Taxes.

         a. Gross-Up Amount. In the event that any portion of the Severance Benefits provided in Section 5 is subject to tax under Code ss.4999, or any successor provision thereto (the "Excise Tax"), the Company shall pay to the Executive an additional amount (the "Gross-Up Amount") which, after payment of all federal and State income taxes thereon (assuming the Executive is at the highest marginal federal and applicable State income tax rate in effect on the date of payment of the Gross-Up Amount) and payment of any Excise Tax on the Gross-Up Amount, is equal to the Excise Tax payable by the Executive on such portion of the Severance Benefits. Any Gross-Up Amount payable hereunder shall be paid by the Company coincident with the payment of the Severance Benefits described in Section 5.a of this Agreement.

         b. Tax Withholding. All amounts payable to the Executive under this Agreement shall be subject to applicable withholding of income, wage and other taxes.

         8. Non-Competition, Confidentiality and Cooperation.

         a.       The Executive agrees that:

         (i) During the Employment Period and for one (1) year after the termination of the Executive's employment with the Company for any reason other than a Change of Control, the Executive shall not serve as a director, officer, employee, partner or consultant or in any other capacity in any business that is a competitor of the Company, or solicit Company employees for employment or other participation in any such business, or take any other action intended to advance the interests of such business; provided, however, that this Section 8.a(i) shall not apply after the termination of the Executive's employment if the Executive voluntarily terminates employment and is not eligible to receive a Severance Benefit under Section 5.c above.

         (ii) During and after the Executive's employment with the Company, he shall not divulge or appropriate to his own use or the use of others any secret, proprietary or confidential information or knowledge pertaining to the business of the Company, or any of its Affiliates, obtained during his employment with the Company.

         (iii) During the Employment Period, he shall support the Company's interests and efforts in all regulatory, administrative, judicial or other proceedings affecting the Company and, after the termination of his employment with the Company, he shall use best efforts to comply with all reasonable requests of the Company that he cooperate with the Company, whether by giving testimony or otherwise, in regulatory, administrative, judicial or other proceedings affecting the Company except any proceeding in which he may be in a position adverse to that of the Company. After the termination of employment, the Company shall reimburse the Executive for his reasonable expenses and his time, at a reasonable rate to be determined, for the Executive's cooperation with the Company in any such proceeding.

         (iv) The term "Company" as used in this Section 8 shall include FiveCom, Inc., any Affiliate of FiveCom, Inc. (determined as of the date of termination), any successor to the business or operations of FiveCom, Inc., and any business entity spun-off, divested, or distributed to shareholders which shall continue the operations of FiveCom, Inc.

The provisions of this Section 8 shall survive the expiration or termination of this Agreement. The Executive agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of these provisions. In the event of a failure to comply with part (i), (ii) or (iii) of this Section 8, the Executive agrees that the

Company shall have no further obligations to pay the Executive any Severance Benefits under Section 5.c. of this Agreement.

         9. No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment.

         10. Assignment. This Agreement and the rights and obligations of the Company hereunder shall inure to the benefit of and shall be binding upon the successors and assigns of the Company, including without limitation any corporation or other entity acquiring all or substantially all of the business or assets of the Company whether by operation of law or otherwise. This Agreement and the rights of the Executive hereunder shall not be assignable by the Executive, and any assignment by the Executive shall be null and void.

         11. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Augusta, Maine, in accordance with the rules of the American Arbitration Association then in effect. The pendency of any such dispute or controversy shall not affect any rights or obligations under this Agreement. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         12. Waiver; Amendment. The failure of either party to enforce, or any delay in enforcing, any rights under this Agreement shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof. This Agreement can be amended only by written instrument signed by each party hereto and no course of dealing or practice or failure to enforce or delay in enforcing any rights hereunder may be claimed to have effected an amendment of this Agreement.

         13. Singular Contract. This Agreement is a singular agreement between the Executive and the Company, and is not part of a general "plan" or "program" for employees as a group. This Agreement shall, under no circumstances, be deemed to be an "employee welfare benefit plan" or an "employee pension benefit plan" as defined in the Employee Retirement Income Security Act of 1974 (hereinafter referred to as "ERISA"). Notwithstanding, the Company may submit a letter to the Department of Labor indicating the possible establishment of a so-called unfunded "top hat" plan for the benefit of a select group of management and highly compensated employees to avoid the costs and uncertainties which may occur in the event of a Department of Labor audit and challenge relative to compliance with any allegedly applicable provisions of ERISA. The Executive specifically acknowledges and agrees that the filing of the so-called "top hat" letter notice by the Company shall not be construed or interpreted as an admission on the part of the Company that this Agreement constitutes an ERISA plan, and the Company hereby categorically states, and the Executive hereby agrees, that this Agreement is an ad hoc individual contract with the Executive.

         14. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by first-class, registered or certified mail or hand-delivered to the Executive at the last residence address he has provided to the Company or, in the case of the Company, at its principal executive offices to the attention of the Corporate Secretary.

         15. Titles and Captions. The section and paragraph titles and captions contained herein are for convenience only and shall not be held to explain, modify, amplify, or aid in the interpretation, construction or meaning of the provisions of this Agreement.

         16. Miscellaneous. This Agreement shall be construed and enforced in accordance with the laws of the State of Maine. In the event that any provisions of this Agreement shall be held to be invalid, the other provisions hereof shall remain in full force and effect.

         17. Entire Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous oral or written agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date written above.

WITNESS:

    /s/ Richard A. Crabtree                      /s/ Victor Colantonio
-------------------------------              --------------------------------
                                                     Victor Colantonio


WITNESS:                                     FIVECOM, INC.



    /s/ Joe Fay                                  /s/ Richard A. Crabtree
-------------------------------             -----------------------------------
                                            By:      Richard A. Crabtree
                                                     Chairman of the Board
                                                     and Chief Executive Officer



WITNESS:                                     MAINECOM SERVICES



    /s/ Joe Fay                                  /s/ Richard A. Crabtree
-------------------------------             -----------------------------------
                                            By:      Richard A. Crabtree
                                                     President